                                                                   Exhibit 10.16



                                     LEASE

                                By and Between
                                EAGLE I L.L.C.,
                                 as Landlord,
                                      and
                           DELCO REMY AMERICA, INC.,
                                   as Tenant





Dated:  August 11, 1995
        ---------

                               TABLE OF CONTENTS


                                                                                          Page
ARTICLE I.     DEMISED PREMISES AND EAGLE PARK.............................................  1

Section 1.01.  Demised Premises............................................................  1

ARTICLE II.    COMPLIANCE WITH PLANS AND SPECIFICATIONS....................................  1

Section 2.01.  Landlord to Construct Building per Plans and Specifications.................  1
Section 2.02.  Commencement of Construction................................................  2
Section 2.03.  Tenant's Right to Make Changes..............................................  2
Section 2.04.  Commencement on Specified Dates.............................................  3
Section 2.05.  Time of Access..............................................................  3
Section 2.06.  Tenant Entry................................................................  3
Section 2.07.  Construction of the Demised Premises........................................  3

ARTICLE III.   TERM OF LEASE...............................................................  4

Section 3.01.  Demised Term................................................................  4
Section 3.02.  Lease Year..................................................................  5
Section 3.03.  Holding Over................................................................  5
Section 3.04.  Option to Extend the Term...................................................  5

ARTICLE IV.    RENTAL......................................................................  5

Section 4.01.  Minimum Base Rent...........................................................  5
Section 4.02.  Additional Rent.............................................................  6
Section 4.03.  Payments....................................................................  6
Section 4.04.  Past Due Payments...........................................................  6

ARTICLE V.     OCCUPANCY AND USE OF DEMISED PREMISES.......................................  6

Section 5.01.  Occupancy and Type of Use...................................................  6
Section 5.02.  Lawful Use and No Waste, Annoyance or Nuisance..............................  7

ARTICLE VI.    ASSIGNMENT AND SUBLETTING...................................................  8

Section 6.01.  Assignment and Subletting...................................................  8
Section 6.02.  Expense.....................................................................  8
Section 6.03.  Non-Release.................................................................  9


ARTICLE VII. UTILITY SERVICES  ............................................  9

Section  7.01. Payment.  ..................................................  9
Section  7.02. Suspension of Services.  ...................................  9

ARTICLE VII. REPAIRS AND MAINTENANCE  ..................................... 10

Section  8.01. Landlord's Obligation.  .................................... 10
Section  8.02. Tenant's Obligation.  ...................................... 10
Section  8.03. Remodeling.  ............................................... 10
Section  8.04. No Lien Clause.  ........................................... 11

ARTICLE IX. INSURANCE AND INDEMNIFICATION AND WAIVER OF CLAIMS  ........... 11

Section  9.01. Tenant's Insurance.  ....................................... 11
Section  9.02. Insurance to be Furnished by Landlord.  .................... 12
Section  9.03. Mutual Indemnifications.  .................................. 12
Section  9.04. Waiver of Subrogation.  .................................... 12

ARTICLE X. DAMAGE TO DEMISED PREMISES  .................................... 13

Section 10.01. Damage to Demised Premises.  ............................... 13

ARTICLE XI. EMINENT DOMAIN  ............................................... 13

Section 11.01. Condemnation of Demised Premises.  ......................... 13
Section 11.02. Condemnation Award.  ....................................... 14

ARTICLE XII. SIGNS  ....................................................... 14

Section 12.01. Consent to Signs.  ......................................... 14

ARTICLE XIII. TAXES  ...................................................... 14

Section 13.01. Real Estate Taxes and Assessments and Payment by Tenant.  .. 14

ARTICLE XIV. INSOLVENCY  .................................................. 15

Section 14.01. Insolvency.  ............................................... 15

ARTICLE XV. DEFAULT  ...................................................... 15

Section 15.01. Rights on Tenant's Default.  ............................... 15
Section 15.02. Default of Landlord.  ...................................... 16
Section 15.03. Status of Landlord - Tenant.  .............................. 16

Section 15.04.  Advances. ...............................................  17
Section 15.05.  Emergency Repairs. ......................................  17

ARTICLE XVI.    MISCELLANEOUS ...........................................  17

Section 16.01.  Waivers. ................................................  17
Section 16.02.  Remedies Cumulative. ....................................  17
Section 16.03.  Subordination. ..........................................  17
Section 16.04.  Notices and Certificates. ...............................  18
Section 16.05.  Relationship of Parties. ................................  18
Section 16.06.  Construction. ...........................................  18
Section 16.07.  Law of Indiana. .........................................  18
Section 16.08.  Costs. ..................................................  18
Section 16.09.  Lease Memorandum. .......................................  18
Section 16.10.  Force Majeure. ..........................................  19
Section 16.11.  Hazardous Materials and Environmental Requirements. .....  19
Section 16.12.  Complete Agreement. .....................................  19
Section 16.13.  Successors in Interest. .................................  19
Section 16.14.  Exclusions. .............................................  20
Section 16.15.  Americans with Disabilities Act. ........................  20
Section 16.16.  Termination Requirements. ...............................  21
Section 16.17.  Address of Notices. .....................................  21
Section 16.18.  Warranties and Representations. .........................  21
Section 16.19.  Financial Statements. ...................................  23

ARTICLE XVII.   GENERAL PROVISIONS. .....................................  23

Section 17.1.   Remedies Cumulative - Non-Waiver. .......................  23
Section 17.2.   Invalidity. .............................................  23
Section 17.3.   Consents and Approvals. .................................  23
Section 17.4.   Agreements Binding on Successors. .......................  23
Section 17.5.   Estoppel Certificate. ...................................  23


                                      LEASE
                                      -----

          THIS LEASE, executed this _______ day of _________________, 1995, by and between EAGLE I L.L.C. with its principal office at 3718 Timberview Court, Anderson, Indiana 46011 ("Landlord"), and DELCO REMY AMERICA, INC. ("Tenant'), whose mailing address is 2903 Enterprise Drive, Anderson, Indiana 46013, WITNESSETH THAT, in consideration of the mutual covenants hereinafter contained, and each act performed hereunder by either of the parties, Landlord and Tenant agree as follows:

                                   ARTICLE I.

                          DEMISED PREMISES AND EAGLE I
                          ----------------------------

         Section 1.01. Demised Premises. Landlord hereby lets and demises to
         ------------
Tenant, and Tenant hereby leases from Landlord certain real estate in Madison County, Indiana, more particularly described as ___________________of the real property described on the attached Exhibit A, which exhibit is attached hereto
                                   ---------
and by reference is made a part hereof (which real estate is referred to herein as the "Land"), together with a certain building (the "Building") and other improvements to be constructed thereon as hereinafter provided. The Land, Building and other improvements are referred to herein collectively as the "Demised Premises", and are located at 500 South and proposed S.R. 1095, Anderson, Indiana 46013. The Building will consist of approximately one hundred seventeen thousand square feet (117,000 s.f.). The Land consists of approximately eleven (11) acres located in the development known as "Eagle Park", which development is shown on Exhibit B.
                                     ---------

                                   ARTICLE II.

                   COMPLIANCE WITH PLANS AND SPECIFICATIONS
                   ----------------------------------------

          Sections 2.01. Landlord to Construct Building per Plans and
          -------------  --------------------------------------------
Specifications. Landlord agrees to construct on the Demised Premises, at its
--------------
sole cost and expense, a first-class building in a good and workmanlike manner and in compliance with all applicable building, zoning, and environmental regulations and restrictive covenants of record. Landlord shall use its best efforts to provide that any and all warranties that Landlord is entitled to under its construction contract will also run in favor of Tenant. The Building shall be constructed in accordance with final plans and specifications to be prepared by K.R. Montgomery and Associates, Inc. , a copy of such plans and specifications to be approved by the parties hereto as identified by the initials of an officer of Landlord and an officer of Tenant (the "Plans and Specifications"). The respective parties have agreed that Landlord shall substantially complete and have ready for occupancy the Building and other improvements on or before May 1, 1996.

          Attached hereto as Exhibit C are preliminary drawings of the Building.
                             ---------
Landlord shall deliver to Tenant for review and approval, final plans and specifications on or before thirty (30) days after the execution hereof by the latter of Landlord or Tenant, prepared by K.R.

August 7, 1995 (American Way Manufacturing Center)

Montgomery and Associates, Inc., which plans and specifications shall include all of the improvements to be constructed by Landlord (including, but not limited to, the Building, parking lots and driveways, bringing utilities to the Demised Premises). Tenant shall have fifteen (15) days after receipt of delivery of the same to approve or request revisions to said plans and specifications. Landlord shall have any revisions requested by Tenant made within five (5) days after notice thereof from Tenant, and provide Tenant proposed final Plans and Specifications for review and approval. The foregoing procedure shall then be applicable with such revised Plans and Specifications. If final Plans and Specifications are not agreed to by both parties within sixty (60) days from execution of this Lease by the latter of Landlord or Tenant, either party may terminate this Lease by written notice to the other within ten (10) days of the expiration of such sixty (60) day period, and neither party shall then have any further liability hereunder. After approving the same, said plans and specifications shall be identified by the initials of each party and the approved plans and specifications shall be attached hereto and made a part hereof as Exhibit C, and shall replace the drawings currently attached as
          ---------
Exhibit C.
---------

          No modification shall be made in the Plans and Specifications without the prior written consent of Tenant. Landlord, in constructing the Building, will use quality materials and comply with all federal, state, and municipal laws, rules, and regulations of any governmental agencies having jurisdiction of the Demised Premises. Any necessary substitution of materials because of lack or shortage of specified materials will be immediately submitted to Tenant, and Tenant shall thereupon approve these substitutions, provided they do not alter the quality of the Building or cause delay in completing the Building.

          Section 2.02. Commencement of Construction. Landlord shall begin
          ------------  ----------------------------
construction of the Building within thirty (30) days after the latter to occur of (i) execution of this Lease by the latter of Landlord and Tenant, and (ii) receipt by Landlord of all permits required for the construction of the Building and related improvements. If Landlord has not received all required permits within sixty (60) days from the date of execution hereof by Landlord, Tenant may terminate this Lease at any time thereafter provided at the time of such termination all of such permits have not been received.

          Section 2.03. Tenant's Right to Make Changes. Tenant may at any time,
          ------------  ------------------------------
by written order, make changes within the general scope of this Lease and the plans and specifications in any one or more of the following:

                   (a)  Specifications
                   (b)  Work or services
                   (c)  Amount of space
                   (d)  Facilities or space layout

If any such change causes an increase or decrease in Landlord's cost of, or the time required for, performance under this Lease, the parties shall modify the Lease by making an equitable adjustment in the rental rate, making a lump sum price adjustment, or revising the delivery schedule.

August 7, 1995 (American Way Manufacturing Center)

          No services or work for which an additional cost or fee will be charged by Landlord will be furnished without the prior written authorization of Tenant or a designated representative of Tenant.

          Section 2.04. Commencement on Specified Dates. Anything to the
          ------------  -------------------------------
contrary notwithstanding, if Landlord shall fail to commence construction within thirty (30) days after the date of execution of this Lease by the latter of Landlord and Tenant, Tenant may terminate this Lease without any liability.

          Section 2.05. Time of Access. Anything herein to the contrary
          ------------  --------------
notwithstanding, Tenant shall have a period of not less than sixty (60) days before the date that the Demised Premises shall be deemed actually ready for occupancy and before the commencement of the payment of Rent during which period Tenant shall have the privilege of proceeding with any work it wants to perform in the Demised Premises. The period of sixty (60) days is to be measured from the date that the Demised Premises are suitable for the performance of said work by Tenant, and Landlord has so notified Tenant thereof. If Tenant does not regard the Demised Premises to be suitable for the performance of its work on the receipt of such notice from Landlord, then it shall , within seven (7) business days after receipt thereof, notify Landlord specifying the particulars with respect to which the Demised Premises are not suitable for such work.

          Such work performed by Tenant may be performed concurrently with the work to be performed by Landlord, and each party agrees not to interrupt, delay, or prevent the work to be performed by the other. Landlord shall provide temporary light, heat, and power during regular working hours from Monday through Friday for Tenant's use as required during the construction of the Building and finishing of the Demised Premises in such amounts and at such times as Landlord in its discretion may reasonably determine and shall also provide protection of the Demised Premises from the elements during the period such work is in process.

          Section 2.06. Tenant Entry. Tenant shall have the right to enter upon
          ------------  ------------
the Demised Premises during the course of Landlord's construction for the purpose of inspection, making measurements, and doing whatever may be appropriate to prepare the Demised Premises for Tenant's occupation, provided such entry shall not substantially interfere with Landlord's work. No such entry shall be deemed an acceptance of possession or waiver of any rights of Tenant in the event of a failure on the part of Landlord to deliver possession at the time and in the condition herein required.

          Section 2.07. Construction of the Demised Premises. Landlord shall
          ------------  ------------------------------------
apply for and obtain, at its sole cost and expense, all permits, licenses, approvals and certificates necessary for the construction of the Building and for the occupancy thereof by Tenant. Landlord represents that the Demised Premises shall be constructed, and when completed shall be in compliance with all local, state and federal laws, rules, orders, regulations and ordinances, the Plans and Specifications and the Declaration of Development Standards set forth as Exhibit E attached hereto.
         ---------

August 7, 1995 (American Way Manufacturing Center)

          The Demised Premises shall be deemed to be substantially completed at such time as (i) Landlord shall certify in writing to Tenant that said Demised Premises have been completed in substantial accordance with the Plans and Specifications (subject only to minor punch list items to be mutually agreed to and identified by Tenant and Landlord during a joint inspection of the Demised Premises prior to substantial completion, the completion of which will not materially affect Tenant's use and occupancy of the Demised Premises), (ii) Landlord shall have obtained all necessary governmental approvals and inspections, that all systems are fully operational, and that sufficient utilities are available to service the Demised Premises and are connected to mains and all meters are set and activated, and (iii) a licensed architect or engineer in good standing in the locality where the Demised Premises are located shall certify in writing to Tenant pursuant to and in accordance with form AIA-G704 as to those same matters in (i) and (ii) immediately preceding. At such time as the last of the foregoing requirements shall have been satisfied, Landlord shall deliver possession of the Demised Premises to Tenant. The date upon which the Demised Premises are substantially complete is herein called the "Completion Date". All punchlist items shall be completed by Landlord within thirty (30) days of the Completion Date, provided, however, if such punchlist items cannot be completed within such thirty (30) day period, Landlord shall not be in default hereunder if Landlord commences to complete such punchlist items within such thirty (30) day period and diligently pursues it to completion.

          In the event the Demised Premises shall not be substantially completed and ready for Tenant's occupancy on or before May 15, 1996, Tenant shall receive a per diem abatement of Rent equal to four (4) days for each one (1) day of delay that the Demised Premises are not substantially completed.

          Landlord hereby warrants for a period of one (1) year from the Completion Date, the Demised Premises against defects in materials and workmanship, routine maintenance and ordinary wear and tear excepted. Upon final completion of the Demised Premises, Landlord shall deliver to Tenant copies of all warranties and guarantees relating to the Demised Premises and any and all systems contained therein. Such warranties and guarantees shall include those relating to the roof, dock levelers and the heating, ventilating and air conditioning compressor(s). To the extent permitted by such warranties and guarantees, Landlord shall assign the same to Tenant. To the extent not so permitted, Landlord shall afford to Tenant the benefit of and right to enforce the same in Landlord's name.

                                  ARTICLE III.

                                 TERM OF LEASE
                                 -------------

          Section 3.01. Demised Term. The "Initial Term" of this Lease and
          ------------  ------------
Tenant's obligation to pay Rent (as hereinafter defined) shall commence on the Completion Date and shall end fifteen (15) years following the first day of the first Lease Year (as hereinafter defined).

          Landlord and Tenant may enforce and Landlord and Tenant agree to be bound by the terms and conditions of this Lease from the date of execution hereof. Within thirty (30) days

August 7, 1995 (American Way Manufacturing Center)
of the Completion Date the parties shall sign Exhibit D attached hereto setting
                                              ---------
forth the exact agreed Completion Date.

          Section 3.02. Lease Year. Each "Lease Year" shall consist of twelve
          ------------  ----------
(12) months. The first "Lease Year" shall commence on the first day of the first calendar month following the Completion Date, unless the Completion Date is on the first day of a month in which case the first Lease Year shall commence on such Completion Date. Each subsequent Lease Year shall commence on the anniversary date of the first day of the first Lease Year.

          Section 3.03. Holding Over. In the event Tenant remains in possession
          ------------  ------------
of the Demised Premises after the expiration of the Initial Term (unless an option to extend has been exercised in accordance with Section 3.04) and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all conditions, provisions and obligations of this Lease insofar as the same are applicable to a month to month tenancy, with the exception of the Minimum Base Rent (as hereinafter defined) which shall be one and one-quarter (1 1/4) times the Minimum Base Rent (on a monthly basis) of the last preceding year for the first month and one and one-half (1 1/2) times the Minimum Base Rent (on a monthly basis) for each month thereafter. However, this provision only establishes Landlord's liquidated damages for any such holdover and this provision does not give the Tenant the right to so continue and Landlord may file an action for possession (but not damages) of the Demised Premises.

          Section 3.04. Option to Extend the Term. Landlord grants to Tenant
          ------------  -------------------------
options to renew this Lease for six (6) separate but consecutive five (5) year terms. In order to exercise any such option the Tenant must be in full compliance with the terms of the Lease and must notify Landlord in writing at least one hundred eighty (180) days prior to the expiration of the then current term. The rates for the option periods are set forth on Schedule I attached
                                                        ----------
hereto and made a part hereof. Tenant shall pay full Additional Rent (as described in Section 4.02) during any extension period. The Initial Term and any extended term may be referred to herein as the "Demised Term" .

                                  ARTICLE IV.

                                    RENTAL
                                    ------

          Section 4.01. Minimum Base Rent. Commencing on the Completion Date,
          ------------  -----------------
Tenant shall pay to Landlord throughout the Initial Term an annual rental (the "Minimum Base Rent") at the rate set forth in Schedule I attached hereto and
                                              ----------
made a part hereof.

          Minimum Base Rent shall be paid monthly in advance in an amount equal to one-twelfth (1/12) of the annual Minimum Base Rent. In the event the Initial Term shall commence on a date other than the first day of a calendar month, Tenant shall within five (5) days of the Completion Date pay Minimum Base Rent from the Completion Date to the end of the calendar


August 7, 1995 (American Way Manufacturing Center) month in which the Completion Date occurs on a prorated basis. Thereafter, Minimum Base Rent shall be paid in advance on or before the first day of each calendar month.

          Section 4.02. Additional Rent. During the Lease, the Tenant shall pay
          ------------  ---------------
Landlord, as "Additional Rent", the cost paid by Landlord pursuant to a service contract which provides upkeep, maintenance and repair of the Building (including HVAC), parking area, driveways, lawns and landscaping on the Demised Premises. Tenant shall have the right and opportunity to review and approve such service contract and the party providing such service, which approvals may be granted or withheld in Tenant's sole and absolute discretion. To the extent such service contract covers property and facilities in addition to the Building and Demised Premises, such costs thereunder shall be equitably pro-rated. No markup or fee shall be charged by Landlord in connection with such service contract. Landlord shall obtain at least three (3) bids for such service contract. In the event the lowest bidder is an entity or individual related or affiliated with Landlord, Tenant shall have the right to consent to such service contract, which consent may be granted or withheld in Tenant's sole and absolute discretion. In the event any such service contract is terminated or expires, Landlord shall immediately replace such service contract with a company and agreement approved by Tenant, and during any lapse of the service contract, Landlord shall provide the required services at a cost not to exceed that of the terminated, or expired contract. Such amounts shall be paid on a monthly basis within fifteen (15) days of receipt of an invoice therefor from Landlord. Minimum Base Rent and Additional Rent under this Section 4.02 are sometimes referred to herein together as "Rent". The service contract described in this Section 4.02 may be referred to hereinafter as the "Service Contract".

          Section 4.03. Payments. Minimum Base Rent and Additional Rent payments
          ------------  --------
are to be made payable to Landlord and mailed to Landlord, c/o William Hardacre, 3718 Timberview, Anderson, Indiana 46011, unless or otherwise as designated by Landlord from time to time in a written instrument signed by Landlord delivered to Tenant.

          Section 4.04. Past Due Payments. If (i) any monthly installment of
          ------------  -----------------
Minimum Base Rent remains unpaid five (5) business days after the date due, or
(ii) if any other payment required under this Lease is overdue and thereafter not paid within ten (10) days of written notice from Landlord, and in the event of either (i) or (ii), a service charge equal to Fifty Dollars ($50.00) plus One Percent (1 %) of the amount overdue may be charged by Landlord for each calendar month during which it is late for the purpose of defraying the additional expenses incident to the handling of such overdue amount. Remedies of Landlord herein are in addition to and not to limit other rights of Landlord for default by Tenant set forth in Article XV below.

                                   ARTICLE V.

                      OCCUPANCY AND USE DEMISED PREMISES
                      ----------------------------------

          Section 5.01. Occupancy and Type of Use. The Demised Premises may be
          ------------  -------------------------
used and occupied by Tenant for offices, laboratories, manufacturing, testing, warehousing and storage, related operations or services, and for no other use except upon written consent of Landlord.


August 7, 1995 (American Way Manufacturing Center)

          Section 5.02. Lawful Use and No Waste, Annoyance or Nuisance. Tenant
          ------------  ----------------------------------------------
(i) shall not use the Demised Premises for an unlawful purpose or act; (ii) shall not commit waste or damage to the Demised Premises except normal wear and tear; (iii) shall comply with and obey all laws, regulations, or orders of any governmental authority or agency having jurisdiction over the Demised Premises;
(iv) shall comply with the Declaration of Development Standards attached as Exhibit E hereto (Landlord shall not consent to the modification or amendment of
---------
the Declaration of Development Standards without Tenant's prior written consent), and (v) subject to the actions taken pursuant to the Service Contract, shall comply with the following:

                   (a) No aerial, loudspeaker, antennae, sign, or other projection, or sound amplifier shall be erected on the roof or exterior walls of the Demised Premises, or on other areas of the Building without the prior written consent of Landlord. Tenant shall be permitted to place a satellite receiving dish in a location designated by Landlord on the ground, and if the same is not available, on the roof of the Building.

                   (b) No loudspeakers, television, phonographs, jukeboxes, radios or other devices shall be used in a manner so as to be heard other than by persons who are within the Demised Premises, without the prior written consent of Landlord.

                   (c) Tenant shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

                   (d) Tenant shall not place or permit its employees to place any obstructions or merchandise outside of the Demised Premises.

                   (e) The plumbing facilities in the Demised Premises shall not be used for any purpose other than that for which they are constructed, and no foreign substance of any kind shall be thrown therein, and the expense of any breakage, stoppage, or damage resulting from a violation of this provisions by Tenant or Tenant's employees shall be borne by Tenant.

                   (f) Tenant shall comply with the terms of any state or federal statute or local ordinance or regulation applicable to Tenant or its use of the Demised Premises, promptly pay all taxes assessed against it or its property, and save the Landlord harmless from penalties, fines, costs, expenses or damage resulting from its failure to do so.

                   (g) Tenant shall give to Landlord prompt written notice of any accident, fire or any damage occurring on or to the Demised Premises.

                   (h) Tenant shall not do anything within the Demised Premises which would cause the fire insurance or any other insurance now in force or hereafter placed on the Demised Premises or any part thereof, or on the Building, to become void or suspended.

August 7, 1995 (American Way Manufacturing Center)

                                   ARTICLE VI.

                            ASSIGNMENT AND SUBLETTING
                            -------------------------

          Section 6.01. Assignment and Subletting. Tenant shall not assign or
          ------------  -------------------------
mortgage or transfer this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, the following actions may be taken without the consent of
Landlord:

                   (a) Tenant may assign this Lease as part of the sale or other conveyance of all or substantially all of Tenant's assets, provided such assignee or successor at that time is no less credit worthy than Tenant is as of the date of this Lease;

                   (b) Tenant may assign or sublet this Lease to an Affiliate or corporate successor by merger or otherwise (as defined below);

                   (c) Tenant may assign this Lease to a lender as security for financing provided by such lender;

                   (d) Tenant may mortgage its leasehold estate created by this Lease.

As set forth above in (a) through (d), Tenant shall have the right to assign, sublease or mortgage all or any portion of the Demised Premises without Landlord's prior written consent, provided that Tenant is not in default under this Lease (beyond any applicable cure period) and provided further that, in cases of (a) and (b) above, the assignee or sublessee executes and delivers to Landlord prior to the commencement of such assignment or sublease a document under which the assignee or sublessee assumes all of the obligations of Tenant under this Lease with respect to the portion of the Lease assigned or the portion of the Demised Premises subleased and agrees to be bound by the terms and conditions of this Lease with respect to the portion of this Lease assigned or the portion of the Demised Premises subleased. Upon such assumption, Tenant shall be released of all liability hereunder. For the purposes of this subparagraph, "Affiliate" shall mean any person or entity controlling, controlled by or under common control with, Tenant. "Control," as used herein, shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote in, the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

          Section 6.02. Expense. Tenant shall reimburse Landlord for the
          ------------  -------
reasonable time and expense incurred by Landlord, not to exceed the sum of Two Hundred Fifty and No/100 Dollars ($250.00), in processing any request of Tenant for approval by Landlord of an assignment or subletting pursuant to this Lease.

August 7, 1995 (American Way Manufacturing Center)

          Section 6.03.  Non-Release.  Except as provided in Section 6.01,
          ------------   -----------
no assignment or transfer or mortgage or subletting by Tenant shall relieve Tenant of the obligations of Tenant under this Lease.

                                  ARTICLE VII.

                                UTILITY SERVICES
                                ----------------

          Section 7.01. Payment. Landlord will provide the necessary mains,
          ------------  -------
conduits and meters to furnish water, gas, telephone, electricity and sewer service to the Demised Premises, with each utility service separately metered. Landlord shall be responsible for maintenance of all utility service lines from the Demised Premises to the connection to mains, lines or conduits maintained by a public utility company; provided, however, commencing with the Completion Date, Tenant shall be responsible for all general maintenance. Tenant shall pay all charges for utility products and services used on the Demised Premises from the Completion Date until the expiration or termination of the Demised Term. Landlord shall pay for any tap-in, connection and/or related fees connected with providing the foregoing utility services.

          Section 7.02. Suspension of Services. In the event of an interruption
          ------------  ----------------------
of heating, elevator service, plumbing, electrical, air-conditioning or other mechanical systems serving the Demised Premises, or in the event unusually heavy snows prevent access to the Demised Premises, or in the event access to or use of the Demised Premises is prevented by governmental regulations, civil commotion or riot or other civil emergency, or if Tenant is otherwise prevented from using the Demised Premises for its intended purpose, Landlord shall use all reasonable diligence to restore any such failure or defect as promptly as possible, but Landlord shall not otherwise be liable to Tenant for any such failure or defect unless caused by Landlord; and, except as set forth in this Lease to the contrary, such event shall not be construed as an eviction of Tenant. In addition, Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during such period of time, the furnishing of utilities is interrupted or required to be terminated so that necessary repairs or improvements may be completed. Notwithstanding the foregoing, in the event of any such interruption which prevents Tenant from using substantially all of the Demised Premises for more than three (3) days, Tenant shall have the right to abate all payments of Rent due under this Lease until such time as the defect is cured and Tenant again has the full use of the Demised Premises for its intended purpose. In addition, if Landlord does not use reasonable diligence to restore such failure or defect, and such failure or defect continues for more than ninety (90) days, or if such failure or defect cannot be cured within ninety (90) days of its inception, then Tenant shall have the further option to terminate this Lease by written notice to Landlord.

August 7, 1995 (American Way Manufacturing Center)

                                  ARTICLE VIII.

                             REPAIRS AND MAINTENANCE
                             -----------------------

          Section 8.01. Landlord's Obligation. Pursuant to Section 4.02,
          ------------  ---------------------
Landlord shall provide normal and customary maintenance and upkeep of the Demised Premises and Building pursuant to a Service Contract. In addition to those items covered under the Service Contract (a listing of which is set forth on Exhibit F attached hereto), Landlord shall (i) keep the foundation, exterior
   ---------
walls, roof, gutters and downspouts, heating and air conditioning and all other equipment relating to the Demised Premises in good condition and repair and make such modifications or replacements thereof as may be necessary or required by law or ordinance, and (ii) keep the parking area surface in good condition and repair. Landlord shall obtain at least (3) bids for such work. In the event the lowest bidder is an entity or individual related or affiliated with Landlord, Tenant shall have the right to consent to such party, which consent may be granted or withheld in Tenant's sole and absolute discretion. Tenant shall reimburse Landlord as "Additional Rent" any cost of the above work, except as provided in Section 16.14. Any such costs shall be the cost charged to Landlord, and shall not include any mark-up or fee by Landlord. Said amounts shall not be due by Tenant until Tenant has received acceptable documentation from Landlord supporting the costs (both amount and necessity) incurred by Landlord. Landlord reserves and at all times shall have the right to re-enter the Demised Premises in any emergency, and also during regular business hours to inspect the same, and to repair the Demised Premises. If the situation is not an emergency, Landlord will make a good faith effort to notify the Tenant before entering the Demised Premises. During any repairs or entering of the Demised Premises by Landlord, efforts will be made to not interfere with Tenant's business or to keep such interference to a minimum. If such work will interfere with Tenant's business, Landlord will make a good faith effort to have the work done after regular business hours. If repairs are going to take more than three (3) days, and if they will have a material adverse effect upon Tenant's use of the Demised Premises for its intended purpose, and if the need for the repairs was not caused by Tenant, then Minimum Base Rent shall abate pro rata consistent with the portion of the Demised Premises which cannot be used by Tenant.

          Section 8.02. Tenant's Obligation. Tenant shall have no obligation
          ------------  -------------------
with regard to maintenance and repair, except for the payment of the costs thereof, as provided in Section 8.01.

          Section 8.03. Remodeling. Tenant shall have the right at its expense
          ------------  ----------
to remodel, make additions and make alterations in the Demised Premises without the prior written consent of Landlord, provided Tenant shall not alter the roof, outside walls or structural matters without the prior written consent of Landlord. Tenant shall have the right, at Tenant's cost, to install any trade fixtures, partitions, equipment or other changes that it may find necessary to the conduct of Tenant's business. All such work as described in this Section
8.03 shall be performed by or on behalf of Landlord, at Tenant's sole cost. Landlord shall not charge any mark-up or fee for its services. Tenant shall have the right to approve all costs to be charged by Landlord in connection with such work. Tenant shall supply plans and specifications for such work to Landlord, who shall have the right to approve such plans and specifications, which

August 7, 1995 (American Way Manufacturing Center) approval shall not be unreasonably withheld. In the event Landlord fails to timely commence such work or timely approve the plans and specifications, or if the costs proposed by Landlord are unacceptable to Tenant, Tenant may perform, or have performed, such work. All such alterations, changes, partitions and installations of trade fixtures and equipment shall be at the cost of Tenant, and Tenant hereby agrees to indemnify and save harmless Landlord from any and all costs or expenses, including reasonable attorneys' fees, that Landlord may incur by reason of any claim for labor performed or material furnished that may arise by reason of the installation of any fixtures or equipment or the installation of partitions by Tenant as herein provided or alterations or remodeling or any work of any kind. Any and all trade fixtures and equipment installed by or on behalf of Tenant may be removed by it at the termination of this Lease, provided that Tenant shall not be in default in the performance of any of Tenant's obligations hereunder, and provided that Tenant shall repair any and all damage caused to the Demised Premises by the removal of any such trade fixtures and equipment, other than normal wear and tear. Trade fixtures or other property of Tenant not removed within fifteen (15) days after termination of the Lease shall become the property of the Landlord.

     Section 8.04. No Lien Clause. No person shall ever be entitled to any lien,
     ------------  --------------
directly or indirectly, derived through or under Tenant, or through or under any act or omission of Tenant, upon the Demised Premises, or any improvements now or hereafter situated thereon, for or on account of any labor or materials furnished to the Demised Premises, or for or on account of any matter or thing whatsoever; and nothing in this Lease contained shall be construed to constitute a consent by Landlord to creation of any lien. In the event that any such lien shall be filed against the Demised Premises, Tenant shall cause such lien to be released within ten (10) days after actual notice of the filing thereof, or shall within such time certify to Landlord that Tenant has a valid defense to such claim and such lien and furnish to Landlord a bond, satisfactory to Landlord, indemnifying Landlord against the foreclosure of such lien or take such other action as will stop the ability of the claimant to foreclose such lien during the pending of such action. In addition to any other remedy herein granted, upon failure of Tenant to discharge such lien or to post a bond indemnifying Landlord against foreclosure of any such lien as above provided or take such other action as described above, Landlord, after notice to Tenant, may discharge such lien, and all expenditures and costs incurred thereby, with interest thereon, shall be payable as further rental hereunder at the next rental payment date. Notwithstanding the foregoing, Tenant may mortgage its leasehold estate.

                                   ARTICLE IX.

               INSURANCE AND INDEMNIFICATION AND WAIVER OF CLAIMS
               --------------------------------------------------

     Section 9.01. Tenant's Insurance. Tenant shall purchase and maintain in
     ------------  ------------------
force at all times during the term of this Lease (i) all risk property damage insurance in full replacement value, including fire, extended coverage, vandalism and malicious mischief upon the Building, and (ii) comprehensive general liability insurance, including personal injury and property damage, with contractual liability endorsement, in the amount of One Million Dollars ($1,000,000.00) for each occurrence and One Million Dollars ($1,000,000.00) aggregate per

August 7, 1995 (American Way Manufacturing Center) occurrence for personal injuries or death of persons occurring in or about the Demised Premises. Additionally, Tenant shall carry either under its master policy or under an umbrella policy, additional liability coverage of at least Five Million Dollars ($5,000,000.00). Said policies shall: (i) name Landlord as an additional insured, (ii) be issued by an insurance company which is authorized to do business in the State of Indiana, and (iii) provide that said insurance shall not be canceled unless thirty (30) days' prior written notice shall have been given to Landlord. Certificates of insurance shall be delivered to Landlord by Tenant upon the commencement of the Initial Term and upon each renewal of said insurance prior to the expiration of the previous policies.

         Section 9.02. Insurance to be Furnished by Landlord. Landlord shall
         ------------  -------------------------------------
carry (a) comprehensive public liability and property damage insurance with base limits of liability of not less than One Million Dollars ($1,000,000.00) with additional umbrella coverage of at least Five Million Dollars ($5,000,000.00), naming Tenant as an additional insured, and (b) rent abatement insurance. All required policies shall be underwritten by insurers who have a general policyholders rating of not less than A- and a financial rating of Class X as stated in most current available Best Insurance Reports, who are authorized to do business in the State of Indiana under the surplus lines law and who are authorized to issue policies. Landlord shall deliver to Tenant certificates of insurance prior to the Completion Date and renewal certificates prior to the expiration of the previous policies. AU policies carried by Landlord shall contain an undertaking by the insurers to notify Tenant in writing not less than thirty (30) days prior to any cancellation or termination. Landlord's liability policy shall contain a provision stating that the policy shall apply to each insured in the same manner and to the same extent as if separate policies had been issued to each, except with respect to the limits of liability. Landlord shall not be required to insure any property owned by Tenant and located within the Demised Premises.


          Section 9.03. Mutual Indemnifications. Except as otherwise expressly
          ------------  -----------------------
provided in this Lease to the contrary, Landlord shall not be liable to Tenant, its agents or employees, for any damage to persons or property caused by an act, omission or neglect of Tenant, and Tenant agrees to indemnify and hold Landlord harmless from all liability and claims for any such damage. Except as otherwise expressly provided in this Lease to the contrary, Tenant shall not be liable to Landlord, its agents and employees, for any damage to persons or property caused by any act, omission or neglect of Landlord, and Landlord agrees to indemnify and hold Tenant harmless from all claims for such damage.

          Section 9.04. Waiver of Subrogation. Each of Landlord and Tenant
          ------------  ---------------------
hereby release the other from any and all liability or responsibility to the other or to anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other perils insured in policies of insurance covering such property or required to be carried pursuant to this Lease, even if such loss or damage shall have been caused by fault or negligence of the other party, or anyone for whom such party may be responsible, except to the extent of the deductible amount under such policy.

August 7, 1995 (American Way Manufacturing Center)

                                  ARTICLE X.

                          DAMAGE TO DEMISED PREMISES
                          --------------------------

     Section 10.01. Damage to Demised Premises. If the Building or the Demised
     -------------  --------------------------
Premises are rendered partially or wholly untenantable by fire or other casualty, Landlord shall promptly, using the insurance proceeds as provided below, cause such damage to be repaired and all Minimum Base Rent payable hereunder shall abate proportionately as to the portion of the Demised Premises rendered untenantable until the completion of such repairs. If the Building or the Demised Premises are damaged such that they cannot be repaired or rebuilt within one hundred eighty (180) days from the date of such damage, then either Landlord or Tenant may terminate this Lease. In the event either Landlord or Tenant exercised this election to terminate, they must do so within thirty (30) days of the date of such damage. In the event this Lease is not terminated, then Landlord shall commence such repairs within thirty (30 days of the expiration of the above thirty (30) days and complete the same as soon as possible, considering extent of repairs and weather. In the event any such repairs have not been completed within one hundred eighty (180) days of such damage, Tenant may terminate this Lease. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or the Demised Premises shall be pro-rated based upon the respective values of (i) the Building and any other improvements, alterations or additions paid for by Landlord, and (ii) any improvements, alterations or additions paid for by Tenant; provided, however, if Landlord rebuilds or repairs the Demised Premises, Landlord shall be entitled to use all, or the amounts needed, of the insurance proceeds for the costs of such rebuilding or repairing. If the insurance proceeds are not sufficient, any additional amounts required shall be paid by Landlord. If the Lease is terminated, all casualty insurance proceeds pertaining to the Building shall be payable to Landlord.

                                  ARTICLE XI.

                                EMINENT DOMAIN
                                --------------

     SECTION 11.01.  Condemnation of Demised Premises. If any substantial part
     -------------   --------------------------------
of the Building or Demised Premises should be taken or acquired by any public or quasi-public authority under the power or threat of eminent domain, or by private purchase in lieu thereof, this Lease shall terminate upon election of either party on the earlier to occur of (i) the date title vests in the taking authority, or (ii) the date Tenant vacates the Demised Premises as a result of such taking, as if the date of such taking were the date originally fixed in the Lease for the expiration of the term of this Lease. Such election to terminate shall be made within thirty (30) days of the date of the taking.

     In the event of a partial condemnation not resulting in a termination of this Lease as above provided, than all Rent payable under this Lease for the unexpired portion of the term of this Lease shall be reduced to the extent, if any, as may be fair and reasonable under all the circumstances and Landlord shall undertake, at its sole cost and expense, to restore the Building

August 7, 1995 (American Way Manufacturing Center) and the Demised Premises to a condition suitable for Tenant's use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under the circumstances.

     Section 11.02. Condemnation Award. All compensation awarded or paid for any
     -------------  ------------------
taking of the building or land or improvements thereon or damage to the same shall be the sole property of Landlord, and any compensation for Tenant's loss of its trade fixtures, furniture, leasehold improvements, relocation costs, loss of business and/or business interruption or the value of the leasehold estate shall be the sole property of Tenant.

                                 ARTICLE XII.

                                     SIGNS
                                     -----

     Section 12.01. Consent as to Signs. All signs, lettering, advertising,
     -------------  -------------------
decoration, lighting or any other thing of any kind located on the exterior of the Demised Premises and installed by Tenant shall be first approved in writing by Landlord and the location and method of installation of same shall be as designated or approved by Landlord in its sole discretion and shall comply with the Declaration of Development Standards referred to in Exhibit E hereof. Plans
                                                        ---------
showing the dimensions and type of sign, lettering, colors, mounting brackets, advertising, decoration, lighting or any other thing of any kind together with the proposed location thereof shall be submitted to Landlord within thirty (30) days following the execution of this Lease, and after installation shall be maintained in good condition and repair at all times by Tenant. Landlord shall provide at its expense exterior directional signs to the Building. Tenant may place signage within the Demised Premises without Landlord's approval.

                                 ARTICLE XIII.

                                     TAXES
                                     -----

     Section 13.01. Real Estate Taxes and Assessments and Payment by Tenant.
     -------------  -------------------------------------------------------
Tenant shall pay directly, prior to delinquency, all real estate taxes promptly upon receipt of the original tax bills for same from Landlord and shall furnish Landlord with evidence of such payment at least ten (10) days prior to the date such payment become delinquent. Landlord shall provide such tax bills to Tenant immediately upon receipt thereof and Tenant shall not be liable for late payments or penalties resulting from Landlord's failure to provide such receipts on a timely basis. Tenant shall have the right to contest in good faith the real estate taxes to be paid hereunder; provided, however, such contest shall not relieve the Tenant of the responsibility to pay such real estate taxes during such contest action and Tenant shall be prohibited from allowing a tax lien or tax foreclosure action to be imposed on the Demised Premises.

August 7, 1995 (American Way Manufacturing Center)

                                 ARTICLE XIV.

                                  INSOLVENCY
                                  ----------

     Section 14.01. Insolvency. The appointment of a receiver to take possession
     -------------  ----------
of all or substantially all of the assets of Tenant, or an assignment by Tenant or any of the persons constituting Tenant for the benefit of creditors or any action taken or suffered by Tenant or any of the persons constituting Tenant under any insolvency, or reorganization act, shall constitute a breach of this Lease by Tenant. In no event shall this Lease be assigned or assignable by operation of law or otherwise (except as provided in Article VI hereof) and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant or any of the persons constituting Tenant under and insolvency or reorganization proceedings. This shall not apply in the event of bankruptcy of Tenant.

                                  ARTICLE XV.

                                    DEFAULT
                                    -------

     Section 15.01. Rights on Tenant's Default. In the event of any default by
     -------------  --------------------------
     Tenant:

        (i) in the payment when due of any Rent provided in Article IV of this Lease, following five (5) business days written notice to Tenant specifying the amount that is past due and in default, or

        (ii) any other default by Tenant in its obligations under this Lease which shall continue after thirty (30) business days written notice by Landlord to Tenant, unless Tenant has commenced within such thirty (30) business day period and is proceeding with corrective actions, then, in addition to any other rights or remedies Landlord may have by law or otherwise, Landlord shall have the immediate right of re-entry and may remove all persons and property from the Demised Premises. Tenant's property may be removed and stored at the cost of and for the account of Tenant. Should Landlord elect to re-enter as herein provided, or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may terminate Tenant's rights under this Lease, relet the Demised Premises or any part thereof for such term or terms (which may be for a term extending beyond the Demised Term) and at such rental or rentals and upon such other terms and conditions as Landlord in the exercise of Landlord's discretion may deem advisable, with the right to make alterations and repairs to the Demised Premises. Upon each such reletting (a) Tenant immediately shall be liable for payment to Landlord of any indebtedness of Tenant past due and owing hereunder, the cost and expense of such reletting (including but not limited to leasing commissions payable by Landlord, or its affiliates, or to independent brokers for the unexpired portion of the term so this Lease) and the repairs incurred by Landlord which were the responsibility of Tenant under the Lease and occurred prior to Landlord re-entering the Demised

August 7, 1995 (American Way Manufacturing Center)

Premises, and the amount, if any, by which the Minimum Base Rent reserved in this Lease for the period of such reletting (up through the Initial Term) exceeds the amount actually received by Landlord as rental, including any costs actually paid by the new tenant for the Demised Premises for such period of such reletting; or (b) at the option of Landlord, rentals received by Landlord from such reletting shall be applied first, to the payment of any indebtedness of Tenant other than Rent due hereunder; second, to the payment of any cost and expense of such reletting and of such repairs, third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may, become due and payable hereunder. Should Landlord at any time terminate Tenant's right under this Lease for any default, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Demised Premises, any and all reasonable attorneys' fees and court costs relating thereto, all of which amounts shall be immediately due and payable from Tenant to Landlord and without relief from valuation or appraisement laws. Landlord shall make a reasonable effort to relet the Demised Premises to suitable tenant or tenants at prevailing market rates and terms and the net amount realized by Landlord therefrom shall mitigate and reduce the Tenant's damages hereunder. In addition to the above, Landlord shall have all other rights and remedies available at law or equity for a default by Tenant. Upon any default hereunder by Tenant, Landlord shall be entitled to recover reasonable attorneys' fees incurred by Landlord in pursuing such default against Tenant.

     Section 15.02.  Default of Landlord.  Landlord shall in no event be charged
     -------------   -------------------
with default in the performance of its obligations under this Lease unless and until Landlord shall have received written notice from Tenant specifying wherein Landlord has failed to perform any obligation hereunder, and Landlord shall have failed to perform such obligation, or remedy such default, within ten (10) days (or such additional time as is reasonably required to correct any such default, provided Landlord has commenced such cure within such ten (10) day period and diligently pursues the same until completion) after written notice from Tenant.

     Section 15.03.  Status of Landlord - Tenant.
     -------------   ---------------------------

             (a) Notwithstanding any other provision of this Lease, Tenant agrees that no officer, director, agent, partner or employee of Landlord or of any subsequent owners of Eagle Park shall be responsible or liable for the performance or non-performance of any agreement, covenant, or obligation of Landlord in this Lease in his or her individual or personal capacity, and Tenant agrees to look solely to Landlord and its interest in the Demised Premises and Townsend Estates as the sole asset for the payment and satisfaction of all obligations and liabilities of Landlord or any subsequent owners of the Demised Premises.

             (b) Notwithstanding any other provision of this Lease, Landlord agrees that no officer, director, agent, partner or employee of Tenant or of any subsequent assignee or subtenant shall be responsible or liable for the performance or non-performance of any agreement, covenant, or obligation of Tenant in this Lease in his or her individual or


August 7, 1995 (American Way Manufacturing Center) personal capacity, and Landlord agrees to look solely to Tenant and its interest in the Demised Premises as the sole asset for the payment and satisfaction of all obligations and liabilities of Tenant.

     Section 15.04. Advances. In the event of any default hereunder by either
     -------------  --------
party, the other party, after thirty (30) days' written notice to the defaulting party, may cure such default for the account and at the expense of the defaulting party. Any reasonable expense incurred by either party in curing such a default for the account of the other party shall be reimbursed by the defaulting party on the first day of the month following the payment of such expense, with interest at the rate of fifteen percent (15%) per annum, or at a rate that is five hundred (500) basis points over the Prime Interest Rate quoted from time to time in the Money Rates column in The Wall Street Journal,
                                               -----------------------
whichever is higher, commencing thirty (30) days after the date of such advance until paid in full. In the event that Landlord fails to reimburse Tenant for any such expenditure on the first day of the month as provided herein, Tenant may deduct such amounts from the next Rent payment or payments thereafter due.

     Section 15.05. Emergency Repairs. In the event of the necessity of repairs
     ------------  -----------------
to the Demised Premises which are the obligation of Landlord which must be made immediately in order to preserve the tenantable condition of the Demised Premises or to avoid a threat of imminent injury to persons or damage to property and Tenant is unable to immediately contact Landlord, or Landlord, having been contacted, fails to make immediate repairs, Tenant may cause such repairs as may be necessary to preserve or restore tenantable condition or avoid the potential injury or damage to be made for the account and at the expense of Landlord. In such event, Tenant shall be entitled to reimbursement or Rent credit in the same manner as provided in the preceding Section.

                                 ARTICLE XVI.

                                 MISCELLANEOUS
                                 -------------

     Section 16.01. Waivers. No waiver of any condition or covenant in this
     -------------  -------
Lease by either party shall be deemed to imply or constitute a further waiver of the same or any other condition or covenant of this Lease.

     Section 16.02. Remedies Cumulative. The remedies of Landlord and Tenant
     -------------  -------------------
shall be cumulative as to each, and no one of them shall be construed as exclusive of any other or of any remedy provided by law.

     Section 16.03. Subordination. At the option of Landlord, this Lease shall
     -------------  -------------
be subject, subordinate and inferior to any mortgage that may be placed on the Demised Premises. Tenant shall, upon demand, execute any instrument reasonably necessary to effect the foregoing provision. As a condition precedent to the effectiveness of the foregoing provision, however, Landlord shall procure from the mortgagee under any such mortgage and deliver to Tenant an agreement providing, in substance, that so long as Tenant shall discharge the obligations on its

August 7, 1995 (American Way Manufacturing Center) part to be kept and performed under the terms of this Lease, its tenancy will not be disturbed, or its rights hereunder affected by any default under any such mortgage, and in the event of the foreclosure or any other enforcement of any such mortgage, the rights of Tenant hereunder shall expressly survive and this Lease shall continue in full force and effect; provided, however, Tenant shall agree to attorn to any mortgagee or purchaser at a foreclosure sale or deed in lieu thereof.

     Section 16.04.  Notices and Certificates.  All notices required under this
     -------------   ------------------------
Lease shall be deemed to be properly served if sent by registered or certified mail with return receipt requested, to Landlord and Tenant at the address as specified on the first page of this Lease, or to such other addresses which Landlord or Tenant may designate in writing delivered to the other party for such purpose. Date of service of a notice served by mail shall be the date on which such notice is deposited in a post office of the United States Postal Service. If Tenant is provided with the name and address of any mortgagee of the Demised Premises, Tenant shall send to such mortgagee a copy of the notice of default or demand for performance served on Landlord and shall permit such mortgagee to cure such default or otherwise perform Landlord's obligations within thirty (30) days after receipt of such written notice by such mortgagee. Tenant and Landlord agree that, upon request of the other, it will execute a certificate with respect to the status of this Lease setting forth that it is in full force and effect and has not been altered, modified or amended (or specifying the nature of same); that there are no defaults of the other party known to the party so certifying (or specifying the nature of any known details); and stating the date to which rental has been paid.

     Section 16.05.  Relationship of Parties. Nothing contained herein shall be
     -------------   -----------------------
deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent, or of partnership, or of joint venture, between the parties hereto.

     Section 16.06.  Construction.  Whenever a word appears herein in its
     -------------   ------------
singular form, such word shall include the plural; and the neuter gender shall include the masculine and feminine genders. This Lease shall be construed without reference of titles or Articles or Sections, which are inserted for reference only.

     Section 16.07.  Law of Indiana.  This Lease has been executed under and
     -------------   --------------
shall be governed by the laws of the State of Indiana.

     Section 16.08.  Costs.  Each party agrees that in the event of litigation
     -------------   -----
between the parties concerning any aspect of this Lease, that the prevailing party shall be entitled to recover judgment for its costs of litigation, including, but not limited to, a reasonable fee for its attorneys.

     Section 16.09.  Lease Memorandum.  This Lease shall not be recorded;
     -------------   ----------------
however, upon request of either party, Landlord and Tenant shall execute and acknowledge a memorandum or short form lease setting forth the parties, description of the Demised Premises, the Initial Term, options for extension of the Initial Term, and any other provisions hereof, the inclusions of

August 7, 1995 (American Way Manufacturing Center) which may be mutually agreed upon by Landlord and Tenant, which memorandum or short form lease may be recorded by either party or its lenders at any time after the execution of this Lease.

     Section 16.10. Force Majeure. In the event that Landlord or Tenant shall be
     -------------  -------------
delayed or hindered in or prevented from doing or performing any act or thing required in this Lease by reason of strikes, lock-outs, casualties, acts of God, labor troubles, inability to procure materials, failure of power, governmental laws or regulations, riots, insurrection, war or other causes beyond the reasonable control of Landlord or Tenant as appropriate, then such party shall not be liable or responsible for any such delays and the doing of performing of such act or thing shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. This Section shall not apply to the payment of Rent, and with respect to the dates of substantial completion of May 1, 1996 and May 15, 1996 as set forth in Article II, said dates shall not be extended by more than sixty (60) days.

     Section 16.11. Hazardous Materials and Environmental Requirements. Tenant
     -------------  --------------------------------------------------
shall fully and continuously comply with all material governmental regulations regarding environmental matters and hazardous, toxic, or otherwise dangerous materials or chemicals. Tenant agrees that any oil, gasoline, cleaning material, chemicals, or other material used on or about the Demised Premises will be properly stored and disposed of in compliance with all material rules and regulations; and not permitted to enter any drain, storm or sanitary sewer, or otherwise flow from or escape the Demised Premises, or contaminate the Demised Premises. Tenant shall be fully responsible for any injury, damage, or other problem caused by it or by any of the above material used by Tenant and shall indemnify and save harmless Landlord from the same. The agreement to be fully responsible and indemnify shall not only continue during the full Demised Term, but shall survive the termination of the Lease as to those matters which took place during the Demised Term.

     If at any time Landlord or its mortgagee shall request, Tenant shall furnish evidence satisfactory to them that the Demised Premises and business conducted thereon are in full compliance with the material requirements of all governmental units and agencies regarding hazardous materials and environmental matters.

     Section 16.12. Complete Agreement. This Lease contains a complete
     -------------  ------------------
expression of the agreement between the parties and there are no promises, representations or inducements except such as are herein provided.

     Section 16.13. Successors in Interest. The covenants, agreements, terms,
     -------------  ----------------------
conditions and warranties of this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns, and shall create no rights in any other person except as may be specifically provided for herein.


August 7, 1995 (American Way Manufacturing Center)

     Section 16.14. Exclusions. Additional Rent is only payable with regard to
     -------------  ----------
Sections 4.02 and 8.01 hereof. Notwithstanding anything contained in this Lease to the contrary, the following shall not be included in any calculation of Additional Rent:

           (a) The cost of any improvements, repairs, alterations, additions, changes, replacments, equipment, tools and other items which under generally accepted accounting principles are required to be classified as capital expenditures (whether incurred directly or through a lease or Service Contract or otherwise).

           (b) The depreciation of the Building or the parking areas or any of the equipment, fixtures, improvements and facilities used in connection therewith.

           (c) The cost of repairs or other work occasioned by any casualty which is covered by insurance, or should have been covered by insurance pursuant to the provisions of this Lease.

           (d) Costs (limited to penalties, fines and associated legal expenses) incurred due to violation by Landlord of the terms and conditions of any lease or rental arrangement.

           (e) Any compensation paid to clerks, attendants or other persons and commercial concessions operated by Landlord.

           (f) The cost incurred in connection with correcting defects in construction of the Building or the adjacent parking facility (except as conditions resulting from ordinary wear and tear and use shall not be deemed defects for purposes of this category).

           (g) The cost of any repairs occasioned by eminent domain.

           (h) Costs (limited to penalties, fines and associated general expenses) incurred to the violation by Landlord of any applicable Federal, state and/or local governmental laws, codes and similar regulations that would not have been incurred but for such violation by Landlord.

     Section 16.15. Americans with Disabilities Act. Notwithstanding any other
     -------------  -------------------------------
provision in this Lease to the contrary, both Landlord and Tenant will fully comply with the current provisions of the Americans with Disabilities Act ("ADA") as follows: Landlord covenants to be solely responsible for (and Tenant shall have no responsibility for) removal or modification of any portion of the Building or Demised Premises, the removal of non-structural barriers in the Building, providing of auxiliary aids and services in the Building and the modification of policies, practices and procedures applicable to the Building and Demised Premises in order to avoid discriminating against individuals with disabilities as required under the ADA, any other requirement of ADA pertaining to the Building and Demised Premises in general and its use as an office, laboratory, manufacturing, and testing facility (excluding any ADA requirement due

August 7, 1995 (American Way manufacturing Center) to Tenant's particular use of the Demised Premised Premises) and the Demised Premises when delivered to Tenant as of the Completion Date shall be in all things in compliance with ADA. Tenant shall, at its sole expense, be responsible for compliance with ADA to the extent an ADA requirement arises due to Tenant's particular use of the Demised Premises which is different than for an office, laboratory, manufacturing and testing. In the event compliance with ADA by Tenant will result in costs to Tenant in excess of $10,000, Tenant may terminate this Lease. Landlord further covenants that in the event a non-appealable order or judgment by a governmental body or a court with jurisdiction with respect to ADA regulations is entered that Landlord will comply with such order or final judgment. Each party agrees to indemnify and hold harmless the other from any claims and/or causes of action, including reasonable attorneys fees, resulting from its failure to comply with its above described obligations with regard to ADA.

     Section 16.16.  Termination Requirements.  At the end of the term of this
     -------------   ------------------------
Lease or any renewal thereof or other similar termination of this Lease, the Tenant will peaceable deliver up to Landlord possession of the Demised Premises, together with all improvements or additions belonging unto Landlord, in the same condition as received or first installed, ordinary wear and tear, damage by fire, earthquake, casualty, acts of God, the elements, third parties, or beyond Tenant's control excepted and repairs and other work which are the responsibility of Landlord also excepted. Tenant may, upon the termination of this Lease, remove all movable furniture and equipment belonging to Tenant including without limitation any raised flooring installed in Tenant's computer room, any Libert systems, CPU's halon systems, battery backup systems and similar equipment installed in connection with Tenant's computer facility, together with all other items installed by and paid for by Tenant. Tenant shall repair any damage caused by such removal to the extent such repair is required to permit the replacement tenant to occupy the Demised Premises. Any property not so removed by Tenant shall be deemed abandoned by Tenant and title to the same shall thereupon pass to the Landlord.

     Section 16.17.  Address of Notices.  A copy of any notice delivered to
     -------------   ------------------
Tenant under this Lease shall be delivered to 2903 Enterprise Drive, Anderson, Indiana 46013, Attention: Chief Financial Officer.

     Section 16.18.  Warranties and Representations.  Landlord covenants that it
     -------------   ------------------------------
holds good fee simple title to the demised Premises and that the same are free from all liens and encumbrances having any priority over the rights of Tenant under this Lease other than building and zoning laws an ordinances and current taxes and assessments that are not delinquent. Landlord represents and warrants that there are no rules and regulations governing the demised Premises, and the Declaration of Development Standards set forth on Exhibit E are the only
                                                  ---------
restrictions, covenants, encumbrances, or other matters recorded against the Demised Premises. Landlord further covenants that the applicable building and zoning laws and ordinances, and the Declaration of Development Standards set forth on Exhibit E. attached hereto, as of the date hereof and the Completion
         ---------
Date shall permit the Demised Premises to be used for the purposes set forth herein. Landlord shall furnish Tenant with evidence of Landlord's title prior to the time possession of the Demised Premises is tendered to Tenant. In the event that Landlord's


August 7, 1995 (American Way Manufacturing Center) title is subject to any mortgage which would have priority over this Lease, the obligations of Tenant hereunder shall be conditioned upon such mortgagee entering into a nondisturbance agreement with Tenant in form and substance satisfactory to Tenant. Landlord represents and warrants that it has full right and authority to enter into this Lease and the Tenant, while paying the Rent and performing its other covenants and agreements herein set forth, shall peacefully and quietly have, hold and enjoy the Demised Premises for the term set forth in this Lease. Landlord further represents and warrants to Tenant that the Demised Premises are free of any Hazardous Materials (as hereinafter defined) and that there are no underground storage tanks on any part of the Land and Landlord will indemnify, defend and hold Tenant harmless from and against any and all claims, demands, liabilities, damages, suits actions, judgments, fines, penalties, losses, costs and expenses (including, without limitation, reasonable attorneys' fees) arising or resulting from, or suffered, sustained or incurred by Tenant as a direct or indirect result of, the untruth or inaccuracy of any of the foregoing representations and warranties. The Landlord further agrees to defend, indemnify and hold Tenant harmless from and against any and all claims, damages, liabilities, costs, penalties and fines which Tenant may suffer as a result of environmental pollution caused prior, during or subsequent to Tenant's occupancy of the Demised Premises or as a result of damage or injury from Hazardous Material placed in or about the Demised Premises by any party other than Tenant. Tenant agrees to defend and hold Landlord harmless from and against any and all claims, damages, liabilities, costs, penalties, and fines Landlord may suffer which are as a result from Hazardous Materials placed in or about the Demised Premises by Tenant. Neither Landlord nor Tenant shall cause any Hazardous Materials to be used, generated, treated, installed, stored or disposed of in, on, under or about the Demised Premises except to the extent consistent with the customary and reasonable business practices of Tenant provided (a) such Hazardous Materials do not endanger the health of any person on or about the Demised Premises or Eagle Park and (b) Tenant and Landlord, as the case may be, complies with all legal requirements applicable to such Hazardous Materials in all quantities which do not violate applicable laws relating to such Hazardous Materials. It is hereby agreed that the following shall be considered "customary and reasonable business practices" within the meaning of the previous sentence:
(i) possession and use of copy machines and machines used to electronically accept written data as well as cleaning fluids and other materials which utilize small amounts of chemicals which may be included in the definition of Hazardous Materials; (ii) use of reproduction, blueprint and photographic facilities in the Demised Premises that utilized chemicals that may be included within the definition of Hazardous Materials all in quantities which do not violate applicable laws relating to such Hazardous Materials, and (iii) the following uses: office, laboratory, manufacturing, testing, warehousing and storage, and related operations and services. "Hazardous Materials" means any flammable, explosive, radioactive materials, asbestos containing materials, the group of organic compounds known as polychlorinated biphenyls and any other hazardous, toxic or dangerous waste, substance or materials defined as such (or for purposes of) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act of 1976, the Toxic Substance Control Act or any other so-called "Superfund" or "Superlien" law or any other legal requirement from time to time in effect regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.


August 7, 1995 (American Way Manufacturing Center)

     Section 16.19. Financial Statements. Tenant shall provide to Landlord,
     -------------  --------------------
within a reasonable time after its completion, Tenant's annual audited financial statement.

                                 ARTICLE XVII.

                              GENERAL PROVISIONS
                              ------------------

     Section 17.1. Remedies Cumulative - Non-Waiver. The various rights and
     ------------  --------------------------------
remedies herein contained and reserved to each of the parties shall not be considered as exclusive of any other right or remedy of such party, but shall be construed as cumulative and shall be in addition to every other remedy now or hereafter existing at law, in equity, by statute, or by any other portion of this Lease. Said rights and remedies may be exercised and enforced concurrently and whenever and as often as occasion therefor arises. No delay or omission to exercise any right or power by either party shall impair any such right or power, or be construed as a waiver of any default or as acquiescence therein. One or more waivers of any covenant, term or condition of this Lease by either party shall not be construed by the other party as a waiver of a subsequent or continuing breach of the same covenant, term or condition.

     Section 17.2. Invalidity. The invalidity or unenforceability of any
     ------------  ----------
provision of this Lease shall not affect or impair any other provision.

     Section 17.3. Consents and Approvals. Whenever provision is made in this
     ------------  ----------------------
Lease for either party to secure the consent or approval of the other party, such consent or approval shall not be unreasonably withheld, conditioned or delayed. The consent or approval by either party to or of any act by the other party of a nature requiring consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

     Section 17.4. Agreement Binding on Successors. The covenants, agreements
     ------------  -------------------------------
and obligations herein contained shall extend to, bind and inure to the benefit not only of the parties hereto but their respective personal representatives, heirs, successors and assigns.

     Section 17.5. Estoppel Certificate. Each party, without charge, within ten
     ------------  --------------------
(10) days following receipt of a written request from the other party, at reasonable intervals, shall execute, acknowledge and deliver to the other party or to any other person or entity designated by the requesting party, a written statement certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the Rent payable and the date to which Minimum Base Rent has been paid, (iii) that there are no uncured defaults on the part of either Landlord or Tenant (or specifying such defaults if any are claimed), (iv) the nature and extent of any offsets, counterclaims or defenses claimed by either party, and (v) the exact dates of the Initial Term of this Lease.


August 7, 1995 (American Way Manufacturing Center)

     EXECUTED at Anderson, Indiana, on the date first appearing herein.

ATTEST:                                           "LANDLORD"

/s/ [SIGNATURE APPEARS HERE]
---------------------------------      EAGLE I L.L.C.


                                       By: /s/ William L. Surbaugh
                                          ---------------------------------
                                                 (signature)

                                         William L. Surbaugh
                                       ------------------------------------
                                           (printed name and title)


ATTEST:                                           "TENANT"

/s/ [SIGNATURE APPEARS HERE]
---------------------------------      DELCO REMY AMERICA, INC.


                                       By: /s/ David L. Harbert
                                          ---------------------------------
                                                 (signature)

                                         David L. Harbert EVP CFV
                                       ------------------------------------
                                           (printed name and title)

This Lease prepared by Mark D. Grant, Ice Miller Donadio & Ryan, One American Square, Box 82001, Indianapolis, Indiana, 46282. 317/236-2100

August 7, 1995 (American Way Manufacturing Center)

                                 EXHIBIT LIST
                                 ------------

EXHIBIT A - Legal Description Demised Premises
EXHIBIT B - Eagle Park Drawing
EXHIBIT C - Plans and Specifications
EXHIBIT D - Completion Date Certificate
EXHIBIT E - Declaration of Development Standards
EXHIBIT F - List of Items to be Covered under Service Contract
SCHEDULE I - Rates for Primary and Option Periods



August 7, 1995 (American Way Manufacturing Center)

                                  Schedule 1
                              Delco Remy America

                             Eagle I-American Way


                             Primary 15 Year Lease

Rent Schedule *       1-5 Yrs.        6-10 Yrs.           11-15 Yrs.
Rate Per Sq. Ft.       $6.99          $8.10               $9.39
Annual Rent           $820,479        $950,935            $1,102,189
Monthly Rent          $68,373         $79,245             $91,849


                                Option Periods

                      16-20 Yrs.      21-25         26-30        31-35
Rate Per Sq. Ft.      $10.89          $12.62        $14.64       $16.97
Annual Rent           $1,278,280      $1,481,876    $1,717,901   $1,991,518
Monthly Rent          $106,523        $123,490      $143,158     $165,960

* BASED ON MAXIMUM PROJECT COST $6,059,846
Revised 8/09/95

                                            "TENANT"
                                            Delco Remy America, Inc.

Attest: /s/ [SIGNATURE APPEARS HERE]        /s/ David L. Harbert
       -----------------------------        -------------------------------


                                            "Landlord"
                                            Eagle I L.L.C.

                                            /s/ William L. Surbaugh
                                            -------------------------------
                                            William L. Surbaugh  CEO

Attest: /s/ [SIGNATURE APPEARS HERE]
       -----------------------------

                              AMENDMENT TO LEASE
                              ------------------

     THIS AMENDMENT TO LEASE, executed this 11th day of August, 1995, by and between Eagle I, LLC with its principal office at 1930 E. 53rd St., Anderson, Indiana ("Landlord") and DELCO REMY AMERICA, INC. ("Tenant"), whose mailing address is 2903 Enterprise Drive, Anderson, IN 46013, WITNESSETH THAT, in consideration the mutual covenants hereinafter contained, and each act performed hereunder by either of the parties, Landlord and Tenant agree as follows:

     WHEREAS, Landlord and Tenant entered into a Lease dated the 11th day of August, 1995, to which this Amendment is attached.

     WHEREAS, the parties have agreed to amend certain terms and provisions of the Lease concerning financing for the proposed leasehold improvements.

     IT IS THEREFORE mutually agreed that the Lease between Landlord and Tenant is hereby amended as follows:

     (1)  Amendment of Section 2.02 Section 2.02 of the Lease is hereby amended
          -------------------------
to state as follows:

     Section 2.02 Commencemnt of Construction. Landlord shall begin construction
     ------------ ---------------------------
of the Building within thirty (30) days after the latter to occur of:

          (i)    execution of this Lease by latter of Landlord and Tenant;

          (ii) the Landlord's mortgagee reviewing and approving the final form of this Lease between Landlord and Tenant;

          (iii) the Landlord obtaining construction and permanent financing commitments from its proposed mortgagee;

          (iv)   the closing of Landlord's construction loan, and

          (v) receipt by Landlord of all permits required for construction of the Building and related improvements.

     If Landlord has not completed (i) through (v) above within ninety (90) days from the date of execution hereof by Landlord, either Landlord or Tenant may terminate this Lease at any time thereafter provided at the time of such termination all of the above requirements have not been met. Landlord may commence construction prior to satisfaction of (i) through (v) above, however, all costs incurred shall be the sole liability of Landlord and Tenant shall not be responsible for any portion thereof. The commencement date of construction does not effect or alter the dates for completion of the Building and other improvements as set forth in Section 2.01 and Section 2.07 and related sections of the Lease.

     (2)  Authorization  Both parties represent that their respective signator
          -------------
has the authority to sign the Lease and this Amendment thereto and will provide a resolution of such authority within 15 days of this date to the other party.
                                      --

     EXECUTED at Anderson, Indiana, on the date first appearing herein.


ATTEST:                                 "LANDLORD"


/s/ [SIGNATURE APPEARS HERE]            EAGLE I, LLC
---------------------------------

                                        /s/ William L. Surbauch
                                        ----------------------------------------
                                        (signature)

                                        WILLIAM L. SURBAUCH
                                        ----------------------------------------
                                        (printed name and title)


ATTEST                                  "TENANT"


/s/ [SIGNATURE APPEARS HERE]            DELCO REMY AMERICA, INC.
---------------------------------

                                        /s/ David L. Harbert
                                        ----------------------------------------
                                        (signature)

                                        DAVID L. HARBERT EVP CFO
                                        ----------------------------------------
                                        (printed name and title)


This Addendum prepared by James E. Freeman, Jr., Sansberry Dickman Freeman & Builta, 33 W. 10th Street, P.O. Box 309, Anderson, Indiana 46016. (317) 643-5441

                          MEMORANDUM OF UNDERSTANDING
                          ---------------------------



     It is agreed that the landlord and tenant of the DRA-American Way Manufacturing Center will work to finalize the attached building budget as follows:

                1. All Subcontract Quotes will be jointly reviewed and agreed to by the parties before work is begun.
                2. These reviews will be held as necessary so as not to delay the project.
                3. Jim Cooper and Ken Weaver, or their appointees, will
                   represent DRA in this review process.
                4. Chuck Statley and Denny Cooper, or their appointees, will represent the landlord in the review process.


     The purpose of this Memorandum of Understanding is to minimize the total project cost while controlling design changes.

                                                Eagle I, LLC by

                                                /s/ William L. Surbaugh
                                                -------------------------------
                                                    Landlord


                                                /s/ [SIGNATURE APPEARS HERE]
                                                -------------------------------
                                                    Tenant

                              BUDGET ESTIMATE FOR

                     DRA-AMERICAN WAY MANUFACTURING CENTER

                                    8-4-95
--------------------------------------------------------------------------------

                                                      ORIGINAL   8/11/95 REVISED
                                                      --------   ---------------
SITE PREP, DRAINAGE, ENG. FILL, HOLDING POND,
TREE CLEARING (2 ACRES)                              $300,000.00     $152,000.00

LANDSCAPING, SOD, & IRRIGATION                         60,000.00       60,000.00

ASPHALT PAVING & STONE BASE                           200,000.00     *200,000.00

CONCRETE-BUILDING & SITE                              500,000.00      500,000.00

PRECAST CONCRETE WALL PANELS                          340,000.00      313,000.00

MASONRY WALLS-INTERIOR                                100,000.00       50,000.00

STRUCTURAL STEEL, JOISTS, & DECK                      525,000.00      375,000.00

GENERAL CONSTRUCTION, CARPENTRY & SPECIALISTS         590,000.00      590,000.00

ROOFING, SHEET METAL, COPING & FLASHING               265,000.00      265,000.00

FLOOR COATING                                         108,000.00        8,000.00

PAINTING                                              108,000.00      108,000.00

HVAC & PLUMBING                                     1,495,000.00      900,000.00

ELECTRICAL                                          1,150,000.00      955,000.00

OFFICE AREA                                           480,000.00      480,000.00
                                                      ----------      ----------

                                                   $6,221,000.00   $4,956,000.00

SOFT COSTS                                            940,000.00      940,000.00

                                                    7,161,000.00    5,896,000.00

LAND                                                  140,000.00      140,000.00
                                                      ----------      ----------

                            TOTAL                  $7,301,000.00   $6,036,000.00

* Tentative $150,000.00